Exhibit 99.1

PRELIMINARY —SUBJECT TO COMPLETION —DATED MARCH 31, 2015

SPECIAL MEETING OF STOCKHOLDERS OF

COVER-ALL TECHNOLOGIES INC.

______, 2015

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE MEETING OF STOCKHOLDERS TO BE HELD ON _____, 2015:

Our proxy materials, consisting of the Notice of Special Meeting, Proxy Statement, Proxy Card and 2014 Annual Report, are available at www.cover-all.com/investors/proxymaterials.

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

00030003000000000000000 1

THE UNDERSIGNED HEREBY INSTRUCTS SAID PROXIES OR THEIR SUBSTITUTES:
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

	FOR	AGAINST	ABSTAIN
1. Proposal to approve the adoption of the Agreement and Plan of Merger, dated as of December 14, 2014, by and between Majesco and the Company and the completion of the merger of the Company with and into Majesco.	☐	☐	☐
2. Proposal to approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the merger proposal (proposal 1).	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY WILL BE VOTED AS SPECIFIED EXCEPT THAT IF NO INSTRUCTIONS ARE INDICATED, IT WILL BE VOTED "FOR" PROPOSAL 1 AND "FOR" PROPOSAL 2.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 1 AND "FOR" PROPOSAL 2.

Please Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.

If you attend the Special Meeting and wish to vote your shares in person, you may do so at any time prior to your proxy being exercised. You may revoke your proxy or change your vote at any time before the Special Meeting. If your shares are held in the name of a bank, broker, nominee or other record holder, please follow the instructions on the voting instruction form furnished to you by such record holder.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ____________ Date: ______ Signature of Stockholder ____________ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

-0COVER-ALL TECHNOLOGIES INC. This PROxy is sOLiciTEd ON bEhaLF OF ThE bOaRd OF diREcTORsFor the special Meeting of stockholders to be held on [•], 2015The undersigned, a stockholder of COVER-ALL TECHNOLOGIES INC., a Delaware corporation (the "Company"), does hereby appoint Manish D. Shah and Ann F. Massey and each of them as Proxies with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at the Special Meeting of Stockholders of the Company to be held at [•], on [•] at [•] a.m., local time (the "SpecialMeeting"), and at any adjournments or postponements thereof, all of the shares of the Company's common stock that the undersigned would be entitled to vote if personally present. This proxy also delegates discretionary authority to the Proxies or their substitutes to vote on any other matters that properly come before the Special Meeting or any adjournments or postponements thereof.(continued and to be signed on the reverse side.)14475

SPECIAL MEETING OF STOCKHOLDERS OF

COVER-ALL TECHNOLOGIES INC.

________, 2015

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Special Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE MEETING OF STOCKHOLDERS TO BE HELD ON _____, 2015: Our proxy materials, consisting of the Notice of Special Meeting, Proxy Statement, Proxy Card and 2014 Annual Report, are available at www.cover-all.com/investors/proxymaterials.

↓ Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ↓

00030030000000000000 1

THE UNDERSIGNED HEREBY INSTRUCTS SAID PROXIES OR THEIR SUBSTITUTES:
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

	FOR	AGAINST	ABSTAIN
1. Proposal to approve the adoption of the Agreement and Plan of Merger, dated as of December 14, 2014, by and between Majesco and the Company and the completion of the merger of the Company with and into Majesco.	☐	☐	☐
2. Proposal to approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the merger proposal (proposal 1).	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY WILL BE VOTED AS SPECIFIED EXCEPT THAT IF NO INSTRUCTIONS ARE INDICATED, IT WILL BE VOTED "FOR" PROPOSAL 1 AND "FOR" PROPOSAL 2.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 1 AND "FOR" PROPOSAL 2.

Please Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.

If you attend the Special Meeting and wish to vote your shares in person, you may do so at any time prior to your proxy being exercised. You may revoke your proxy or change your vote at any time before the Special Meeting. If your shares are held in the name of a bank, broker, nominee or other record holder, please follow the instructions on the voting instruction form furnished to you by such record holder.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.